Exhibit 11 Statement RE Computation of Per Share Earnings


                                                       December 31,
                                         ------------------------------------
Basic:                                       1997          1996         1995
-----------------------------------------------------------------------------
Net earnings (loss) from continuing
    operations                              $21,882      $15,839     $(25,474)
Discontinued operations                           0            0       22,856
                                          ----------   ----------   ----------
Net earnings (loss)                          21,882       15,839       (2,618)
Adjustment for dividends on
    convertible preferred shares             (1,630)      (1,974)      (2,193)
                                         ----------   ----------   -----------
Adjusted net earnings (loss)                $20,252      $13,865     $ (4,811)
                                         ----------   ----------   -----------
                                         ----------   ----------   -----------
Weighted average common
    shares outstanding                   15,227,829   15,789,184   15,585,254

Net earnings (loss) per share from
    continuing operations                     $1.33        $0.88       $(1.78)
Discontinued operations                        0.00         0.00         1.47
                                         ----------   ----------   -----------
Net earnings (loss) per share                 $1.33        $0.88       $(0.31)
                                         ----------   ----------   -----------
                                         ----------   ----------   -----------


Diluted:
--------

Net earnings (loss) from continuing
    operations                              $21,882      $15,839     $(25,474)
Discontinued operations                           0            0       22,856
                                          ----------   ----------   ----------
Net earnings (loss)                          21,882       15,839       (2,618)
Adjustment for dividends on
    convertible preferred shares (2)         (1,630)      (1,974)      (2,193)
Adjustment for incremental dividends
    on convertible preferred shares               0            0            0
                                         ----------   ----------   -----------
Adjusted net earnings (loss)                $20,252      $13,865     $ (4,811)
                                         ----------   ----------   -----------
                                         ----------   ----------   -----------
Weighted average common
    shares outstanding                   15,227,829   15,789,184   15,585,254

Common stock equivalents (1):
  Stock options                              69,577        5,387            0
  Equity incentive plan                     107,661      134,240            0
  Convertible preferred stock                     0            0            0
                                         ----------   ----------   -----------
    Total                                15,405,067   15,928,811   15,585,254
                                         ----------   ----------   -----------
                                         ----------   ----------   -----------
Net earnings (loss) per share from
    continuing operations                     $1.32        $0.87       $(1.78)
Discontinued operations                        0.00         0.00         1.47
                                         ----------   ----------   -----------
Net earnings (loss) per share                 $1.32        $0.87       $(0.31)
                                         ----------   ----------   -----------
                                         ----------   ----------   -----------

(1) For 1995 average shares outstanding have not been increased by the common stock equivalents relating to the employee stock option and employee incentive plans as the effect would be anti-dilutive.

(2) For all periods the net earnings (loss) was adjusted for dividends on convertible preferred shares as the adjustment for incremental dividends related to the assumed conversion of convertible preferred shares would be anti-dilutive.